UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): December 6, 2021

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Essential Utilities, Inc.
(Exact Name of Registrant Specified in Charter)

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Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange
6.00% Tangible Equity Units	WTRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2021, the Board of Directors (the “Board”) of Essential Utilities, Inc. (the “Company”), upon the recommendation of the Executive Compensation Committee and the Corporate Governance Committee, approved an increase in the annual cash retainer for all non-employee directors of $5,000 per year, an increase in the annual equity award of $10,000 per year, an increase in the retainer for the Audit Committee Chair of $7,500, an increase in the retainer for the Executive Compensation Chair of $2,500, an increase in the retainer for the Corporate Governance and Risk Mitigation and Investment Policy Chairs of $5,000, and an increase in the retainer for the Lead Independent Director of $5,000. The increases are effective as of January 1, 2022, when the annual cash retainer will be $105,000 and the annual equity award will be $110,000 per year. The updated schedule of non-employee directors’ compensation is attached to this Form 8-K as an exhibit and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Non-Employee Directors’ Compensation, effective January 1, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

December 8, 2021	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Executive Vice President, General Counsel and Secretary